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                                                                   EXHIBIT 10.05

                                  INTERNATIONAL
                                 RETIREMENT PLAN
                                       FOR
                              DESIGNATED EMPLOYEES
                                       OF
                                 KELLOGG COMPANY
                           AND PARTICIPATING COMPANIES












Original Effective Date: January 1, 1985
Restatement Date: January 1, 1992
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                                    RESTATED

                                  INTERNATIONAL
                                 RETIREMENT PLAN
                                       FOR
                              DESIGNATED EMPLOYEES
                                       OF
                                 KELLOGG COMPANY
                           AND PARTICIPATING COMPANIES


                                    PREAMBLE

     WHEREAS, a certain retirement plan known as the International Retirement Plan for Designated Employees of Kellogg Company and Participating Companies (the "Plan") was adopted March 1, 1985, effective January 1, 1985, by Kellogg Company (the "Company");

     WHEREAS, the Plan has been previously amended and restated and the Company desires to further amend and restate the terms of said Plan;

     WHEREAS, Section 10.1 of Article X of the Plan reserves to the Company the right to change or modify the Plan at any time;

     NOW, THEREFORE, pursuant to and in exercise of the power reserved to the Company in the Plan, the Company hereby restates the International Retirement Plan for Designated Employees of Kellogg Company and Participating Companies, effective January 1, 1992, as follows:


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
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                                    ARTICLE I
                             PURPOSE AND DEFINITIONS

Section 1.1 Purpose: The purpose of the Plan is to ensure a regular income after retirement, and other benefits, to Designated Employees of the Company, its affiliates and subsidiaries. Those designated will usually be Employees who accept transfer of employment from one (1) country to another at the request of the Company and who, as a result, are unable to accrue retirement and other benefits at a level approximately equal to that which would be accrued as a Company Employee as determined by the Committee with all Credited Service occurring in the United States.

Section 1.2 Beneficiary: That person or persons selected by the Participant in writing who is eligible to receive benefits from the Plan on the death of the Participant.

Section 1.3 Employer: The Company or any subsidiary or affiliate so designated by the Committee.

Section 1.4 Committee: The International Retirement Plan Administration Committee described in Article XI.

Section 1.5 Disability: For purposes of this Plan,
Disability is defined as follows:

     (a) Inability of the Employee, due to mental or physical impairment, to perform the functions of his regular occupation. This definition (a) applies exclusively for the purpose of determining a Participant's eligibility for a Disability Income Benefit under Section 7.2.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 3

     (b) Inability of the Employee, due to mental or physical impairment, to perform any job for which he is reasonably qualified by reason of his education, skill or experience. This definition (b) applies exclusively for the purpose of determining a Participant's eligibility for a Disability Income Benefit under Section 7.3.

     (c) Inability of the Participant to perform any substantially gainful work due to mental or physical impairment, and such mental or physical impairment is expected to last at least twelve (12) months or result in earlier death. This definition (c) applies exclusively for the purpose of determining a Participant's eligibility for a Disability Retirement Benefit under Section 7.5. The determination as to whether a Participant has incurred a Disability under this definition (c) is solely within the judgment of the Committee.

Section 1.6 Participant: Any Employee of an Employer who satisfies the conditions for participation set forth in Section 2.1

Section 1.7 Employee: Any permanent, full-time Employee who is classified as such in accordance with the Company's personnel policy.

Section 1.8 Board: The Board of Directors of the Company.

Section 1.9 Effective Date: January 1, 1992. The provisions of this Restatement are effective with respect to


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 4

those Participants in active service with an Employer on or after January 1, 1992, and it shall apply with respect to benefits accrued before and after that date.

Section 1.10 Plan Year: A twelve-month (12-month) period beginning on January 1 and ending on December 31.

Section 1.11 Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payments, which value shall be determined assuming interest at a rate and mortality tables as adopted from time to time by the Committee.

Section 1.12 Approved Absence: Any leave of absence granted by an Employer for temporary Disability and for military service under approved written policies, or for other reasons approved by the Committee.

Section 1.13 Credited Service: Total period in full and fractional years by month of full-time uninterrupted employment rendered as an Employee with an Employer between the eligibility date designated by the Committee and retirement, provided that if there is a break in employment, Credited Service shall include only the period of employment rendered following such break, unless the Company designates in writing a different period.

     (a) An Approved Absence or a transfer between locations or between one (1) Employer and another normally shall not be regarded as constituting a break in employment.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 5

     (b) At the discretion of the Committee, service with another company prior to its becoming an Employer may be counted as Credited Service.

     (c) Any period during which a Participant was entitled to participate in a private retirement program of an Employer and elected not to participate or who withdraws his contributions subsequent to participation, shall not be counted as Credited Service; unless local law allows restoration of Credited Service and the Participant complies with local law so as to restore Credited Service.

Section 1.14 Earnings: the total of Cash Earnings paid by the Employer as base salary, fixed Earnings [such as thirteenth (13th) month payment], any type of cash incentive Earnings (e.g. bonuses) but specifically excluding termination indemnities, any payments in lieu of time off for vacation and expatriation premiums, allowances and any awards under a long-term [longer than one (1) year] incentive plan or stock option plan.

Section 1.15 Final Average Earnings: The highest annual average Earnings over a consecutive three-year (3-year) period during the ten (10) years immediately preceding retirement, Disability, death or termination of employment. Any period of Approved Absence or a period not qualifying as Credited Service may be excluded from the computation at the discretion of the Committee. If an Approved Absence is due to a long-term Disability, Final Average Earnings shall be no less than the amount of Final Average Earnings determined as of the date of Disability.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
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Section 1.16 Life Annuity: An annuity paid monthly, commencing on a given date and ending on the first (1st) day of the month in which the Participant's death occurs.

Section 1.17 Gender: The masculine pronoun, wherever used, includes the feminine. Whenever any words are used in the singular, they shall be construed as though they were also used in the plural, in all cases where they would so apply.

Section 1.18 Determinations: The length of Credited Service and the amount of Earnings shall be determined by the Committee from the records of the Employer and the Committee's determination shall for all purposes under this Plan be final and conclusive upon all persons interested or who may become interested in the Plan.

Section 1.19 Amounts: The amounts of retirement income and the amounts of the offsets referred to in Article V shall be determined by the Committee in its sole discretion.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
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                                   ARTICLE II
                   ELIGIBILITY AND APPROVAL FOR PARTICIPATION

Section 2.1: An Employee of an Employer may become a Participant of this Plan on the first (1st) day of any month coincident with or subsequent to the date upon which all of the following conditions shall be met:

     (a)  Employer Recommendation: He is an Employee as described in Section
          1.7 of this Plan, and has been recommended for participation in this Plan by an Employer.

     (b) Committee Designation: He is designated for participation in the Plan by the Committee in accordance with rules and regulations adopted by the Committee.

Section 2.2: Participation in the Plan does not constitute a guarantee or contract of employment with the Employer.

Section 2.3: The Committee shall have the right to determine whether any Participant shall continue to accrue benefits under the terms of the Plan.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 8

                                   ARTICLE III
                            PAYMENT OF PLAN BENEFITS

Section 3.1: The Committee shall advise the Participant of the amounts and conditions of payment of benefits under the Plan as approved by the Committee, at Retirement.

Section 3.2: All benefit amounts determined under the Plan shall be denominated in United States of America dollars and any Earnings, offsets or sums in other currencies used to compute benefits shall be converted to dollars according to rates of exchange determined by the Committee.

Section 3.3: At the time benefits commence, the Participant or his Beneficiary may elect to have the benefit payable in U.S. dollars, in the currency of the country of his citizenship, or in the currency of the country in which he plans to retire. Payment in any other currency may be made only with the approval of the Committee. This election may be made only once; however, if, after such initial election, the currency so elected becomes a "blocked" currency through governmental action, the Participant or his Beneficiary will be afforded a subsequent election. Similarly, if a subsequently elected currency becomes a "blocked" currency through governmental action, the Participant or his Beneficiary will be afforded the right to a subsequent election.

     (a) The exchange rate applied in converting the benefits calculated in dollars to the currency of payment shall be determined by the Committee in accordance with consistent rules adopted by the Committee.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 9

     (b) Once determined, benefits payable under the Plan shall remain fixed in the currency elected by the Participant or his Beneficiary unless the Committee, in the light of special circumstances and with the agreement of the Participant or his Beneficiary, approves a change.

     For purposes of this Section 3.3, a currency shall be considered blocked if the Plan is unable to make payment to a Participant or Beneficiary in the currency elected.

Section 3.4: The Committee reserves the right to terminate benefits to any Participant who fails to comply with any administrative requirement imposed by the Committee.

     In addition, the Committee reserves the right to terminate benefits to any Participant, or the Beneficiary of such Participant, whose actions are detrimental to the interests of the Company or an Employer.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 10

                                   ARTICLE IV
                                RETIREMENT DATES

Section 4.1 Normal Retirement Date: A Participant's Normal Retirement Date shall be the first (1st) day of the month coincident with or next following his sixty-fifth (65th) birthday.

Section 4.2 Early Retirement Date: Upon written notice filed with the
Committee, a Participant may retire on the first (1st) day of any month coincident with or following the Participant's fifty-fifth (55th) birthday and prior to his Normal Retirement Date, provided he has completed twenty (20) years of Credited Service. Provided he had completed at least thirty (30) years of Credited Service, a Participant who has not attained age fifty-five (55) may retire on the first (1st) day of any month coincident with or following completion of thirty (30) years of Credited Service.

Section 4.3 Pre-Normal Retirement Date: A Participant may retire on the first (1st) day of any month coincident with or following the Participant's sixty-second (62nd) birthday.

Section 4.4 Disability Retirement Date: If a Participant incurs a
Disability as defined in Section 1.5 (c), he shall be eligible to retire on the first (1st) day of any month following the date of Disability as determined by the Committee.

Section 4.5 Deferred Retirement Date: If the Retirement Date of any
Participant is deferred to a date beyond Normal Retirement Date, Credited Service will include all years of full-time employment beyond Normal Retirement Date.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
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                                    ARTICLE V
                                RETIREMENT INCOME

Section 5.1 Retirement Income at Normal Retirement Date: The Normal
Retirement Income payments to a Participant who retires at his Normal Retirement Date shall be, unless the Committee authorizes otherwise, a Life Annuity, payable monthly commencing on his Normal Retirement Date. The annual benefit shall be determined as follows:

     (a)  The Participant's Final Average Earnings multiplied by the sum (i) and
          (ii) below:

          (i) two percent (2%) multiplied by the full and fractional years by month of Credited Service after January 1, 1985;

          (ii) one and eight tenths percent (1.8%) multiplied by the full and fractional years by month of Credited Service before January 1, 1985;

          LESS

     (b) The Life Annuity Actuarial Equivalent of the sum of any annual pensions payable from any private plan, statutory termination indemnity benefit, other mandatory benefits, or old age benefit under any national, regional or local government or agency thereof and/or termination or liquidation benefit or premium or bonus or any combination thereof which an Employer must pay according to law attributable to service during which the Employer has contributed of



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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 12

          attributable to the same period of service as covered by this Plan, including the annuity value of any lump-sum benefits whether paid or payable from any Employer-sponsored pension plans, and savings plans or provident funds which are attributable to Company contributions; provided, however, that the Life Annuity Actuarial Equivalent of any benefit attributable to a Participant's own pre- or post-tax contributions to a defined contribution plan shall not be recognized under this paragraph (b).

Section 5.2 Retirement Income at Early Retirement Date: The amount of retirement income payments to a Participant who retires on an Early Retirement Date shall be determined as follows:

     (a) An amount calculated as under Section 5.1(a) above, but (i) if the Participant's retirement income payments commence prior to his 62nd birthday but on or after his 60th birthday, such amount shall be reduced one-sixth percent (1/6%) for each full month by which the Participant's Early Retirement Date precedes age sixty-two (62) and follows his 60th birthday, and (ii) if the Participant's retirement income payments commence prior to his 60th birthday, such amount shall also be reduced by one-third percent (1/3%) for each full month by which the Participant's Early Retirement Date precedes age sixty (60);

          LESS

     (b) An amount calculated as in Section 5.1(b) above, estimated when necessary under the assumption that




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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 13

          Earnings remain level from the Early Retirement Date until the earliest commencement date of each such pension, as appropriate.

          In the event that early retirement occurs before (i) age sixty-two
          (62) and after the completion of ten (10) years of Credited Service and is on account of Disability or (ii) after age fifty-five (55) and after completion of thirty (30) years of Credited Service, the reduction in Section 5.2(a), above, does not apply.

Section 5.3 Retirement Income at Deferred Retirement Date: The amount of retirement income payments to a Participant who retires on a Deferred Retirement Date shall be calculated according to Section 5.1 above, based on Final Average Earnings and Credited Service as of the Deferred Retirement Date. Credited Service may, under this circumstance, include all years of full-time employment.

Section 5.4 Payments of Retirement Income: Retirement income payments determined in accordance with Sections 5.1, 5.2, 5.3 and 5.4, and any death benefit determined in accordance with Section 6.1 may be paid in any form (Life Annuity, installments, lump sum etc.) authorized by the Committee. Any optional payment form shall be calculated to be Actuarially Equivalent to the normal form of benefit. However:

     (a) If any retirement income is less than a minimum amount determined by the Committee, the Committee may, in its sole discretion, direct that the retirement income be paid at intervals greater than monthly or, in lieu of and in full satisfaction of such retirement income,



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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 14

          direct that its Actuarial Equivalent be paid in one (1) lump-sum payment or in installments.

     (b) In the event that the Committee finds that a Participant or other person entitled to retirement income is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid to the relative of the Participant determined by the Committee to be responsible for the Participant's care and support.

          Any payment so made shall be a complete discharge of the liabilities of the Plan.

     (c) If a Participant dies and there is no surviving Beneficiary designated by the Participant, the Committee may pay any benefit due him, unless claim shall have been made by a duly appointed legal representative, to the following in sequence, if living: spouse, children, parents, brothers or sisters. Any such payment shall be a complete discharge of the liabilities of the Plan.

Section 5.5 Early Retirement Supplement: If a Participant retires after attaining the Early Retirement Date specified in Section 4.2, such Participant may at the Discretion of the Committee be entitled to receive, in addition to the benefit provided under Section 5.2, an Early Retirement Supplement of two hundred and ninety dollars ($290.00) per month from the Early Retirement Date to age sixty-two (62); but if, and only if, the Participant is at least fifty-five
(55) years of age and

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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 15

has completed thirty (30) or more Years of Service. Participants who would have met the requirements to receive an early retirement supplement as described in the preceding sentence, but for the fact they did not complete thirty (30) or more Years of Service, may at the discretion of the Committee be entitled to receive an early retirement supplement from the Early Retirement Date to age sixty-two (62) of nine dollars and fifty cents ($9.50) per month for each year of Credited Service; but if, and only if, the sum of the Participant's age and Years of Service equal eighty-five (85).

     Notwithstanding any provisions of this Article V to the contrary, Participants continuing to work after their Early Retirement Date, either for themselves or for others, and earning an amount for services rendered after retirement during any calendar year, which exceeds the total amount of the Early Retirement Supplement which was paid during that calendar year, shall be ineligible to receive an Early Retirement Supplement the following calendar year and the calendar year thereafter; except as otherwise provided herein. A Participant disqualified from receiving an Early Retirement Supplement may qualify to receive an Early Retirement Supplement during any succeeding calendar year if he would otherwise be eligible under the provisions of this Section 5.5, and his Earnings for services rendered after retirement during the calendar year prior to the calendar year in which he desires to receive an Early Retirement Supplement, did not exceed the amount of the Early Retirement Supplement to which he would have been entitled during such prior calendar year had he been eligible to receive an Early Retirement Supplement.

     Participants may also be deemed ineligible to receive an Early Retirement Supplement at the discretion of the Committee,


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 16

should they fail to supply the Committee, at the Committee's request, information necessary to ascertain such Participant's calendar year income.

     The reference to U.S. Dollars ($) in this Section 5.5 are solely for purposes of calculating the benefit and payments of benefits under this Section
5.5 will be made in accordance with the provisions of Article III.

Section 5.6 Benefit Adjustments: The benefits of any Participant or Beneficiary in pay status may be adjusted at the sole discretion of the Committee.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 17

                                   ARTICLE VI
                                 DEATH BENEFITS

Section 6.1 Income Replacement Upon Death of a Participant Prior to
Retirement: In the event of the death of a married Participant who has five (5) or more years of Credited Service, but who has not yet retired under this Plan at the time of his death, the Committee will authorize the payment to the Participant's surviving spouse of a benefit calculated as though the Participant had retired on the day before his death, and elected a fifty percent (50%) spouse joint-annuity optional form of benefit. The fifty percent (50%) spouse joint-annuity shall be calculated by determining the benefit that would be payable in accordance with Section 5.1(a) less the amount determined in Section 5.1(b) adjusting that net amount for the fifty percent (50%) spouse joint-annuity form and for any early retirement factor if applicable, and dividing that adjusted net benefit by two. Such surviving spouse benefit shall commence as of the later of (a) the month following the month of the Participant's death or (b) the month the Participant would have attained his fifty-fifth (55) birthday. Notwithstanding the foregoing in the case of a Participant who has completed 30 years of Credited Service, such benefit shall commence in the month following the Participant's death.

Section 6.2 Lump Sum Benefit Paid upon Death of a Participant Prior to
Retirement: In the event of the death of a Participant prior to his retirement, his Beneficiary is entitled to a lump-sum death benefit, equal to the remainder of Section 6.2(a)(1) minus section 6.2(a)(2) below or Section 6.2(b)(1) minus
Section 6.2(b)(2) below, whichever is appropriate.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 18

     (a)  Death Not Resulting from an Accident

          (1) One and one-half (1 1/2) times the Participant's annual base salary [including other fixed Earnings such as a thirteenth
               (13th) monthly payment]. The maximum amount of lump-sum death benefit is such amount established from time to time by the Committee;

               LESS

          (2) Any lump-sum death benefits or the lump-sum Actuarial Equivalent of any death benefits provided by any other plans of the Employer.

     (b)  Death Resulting from an Accident

          (1) In the event of an accidental death of a Participant, a lump sum benefit of three (3) times the Participant's annual base salary [including other fixed Earnings such as a thirteenth (13th) monthly payment]. The maximum amount of lump sum death benefit will be established from time to time by the Committee.

               In the case of permanent partial Disability, a prorated portion of the lump-sum benefit may be paid, in accordance with rules established from time to time by the Committee;

               LESS
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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 19

          (2) Any lump-sum death benefits or the lump-sum Actuarial Equivalent of any death benefits provided by any other plans of the Employer, except for any business travel accident insurance benefits.

     Notwithstanding paragraph (a) and (b) above, no accidental death or dismemberment payment will be made for any loss which results directly or indirectly, wholly or partly, from any of the following:

     (a)  self-destruction or attempted self-destruction,

     (b)  war or any act of war whether or not declared,

     (c) accident occurring while on full-time active duty in the armed forces of any country,

     (d) illness, disease, pregnancy, childbirth, miscarriage, bodily infirmity or bacterial infection from an accident cut or wound, and

     (e) travel in experimental aircraft, space travel, air travel in any aircraft owned, operated or leased by the Participant.

Section 6.3 Death of a Participant After Retirement: In the event of the death of a Participant after his retirement there will be no further payments under this Plan beyond that which may be inherent in the form of benefit payment elected at the time of retirement; e.g., Contingent Annuitant or period certain and Life Annuity.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 20

Section 6.4 Death of a Participant During Disability: If a Participant incurs a Disability, he shall remain eligible for the lump sum death benefit in effect as of the date of the onset of Disability until he reaches his Normal Retirement Date or recovers from the Disability, if this should occur earlier.


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 21

                                   ARTICLE VII
                               DISABILITY BENEFITS

Section 7.1 Short-Term Disability: No benefits will be paid under this Plan for a Disability, as defined in Section 1.5(a) or Section 1.5(b) until the last day of the twelfth (12th) month after the onset of such condition.

Section 7.2 Intermediate-Term Disability: Should a Participant have incurred a Disability, as defined in Section 1.5(a), beginning with the first
(1st) day of the thirteenth (13th) month after the onset of such condition and continuing to the last day of the thirtieth (30th) month after the onset of such condition, the Participant will receive a monthly Disability Income Benefit for each month such Disability continues equal to sixty percent (60%) of one-twelfth (1/12) of annual base salary [including any other fixed Earnings such as thirteenth (13th) monthly payment], reduced by one hundred percent (100%) of any and all disability income benefits payable from any Employer sponsored programs, including at the discretion of the Committee any early retirement benefit payable under Section 5.2, and any benefits payable from a statutory disability program as required under local law.

Section 7.3 Long-Term Disability: Should a Participant have incurred a Disability, which at its onset met the definition contained in Section 1.5(a) and beginning with the first (1st) day of the thirty-first (31st) month after its onset meets the definition contained in Section 1.5(b), the Participant will receive a monthly Disability Income Benefit for each month such Disability continues equal to sixty percent (60%) of one-twelfth (1/12) of annual base salary [including any other fixed Earnings such as a thirteenth (13th) monthly


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 22

payment], reduced by one hundred percent (100%) of any and all disability income benefits payable from any Employer sponsored programs, including at the discretion of the Committee any early retirement benefits payable under Section 5.2.

Section 7.4 Duration of Disability Income Benefits:

     (a) For Participants under age sixty (60) at the date of Disability, the Disability Income Benefit shall be paid each month that the Participant lives until he recovers, no longer satisfies the applicable definition of Disability, becomes employed, or until he attains age sixty-five (65), whichever occurs first (lst).

     (b) For Participants over age sixty (60) at the date of Disability, the Disability Income Benefit will be limited to five (5) years, until he no longer satisfies the applicable definition of Disability, becomes employed or dies, whichever occurs first (1st).

Section 7.5 Disability Retirement:

     (a) Should a Participant incur a Disability within the meaning of Section 1.5(c), he will be eligible for a Disability Retirement Benefit should the Participant have ten (10) or more years of Credited Service as defined in Section 8.1 at the time of the Disability Retirement Date. Such benefit shall be payable monthly commencing on the first (1st) day of the month following the Participant's Disability Retirement Date. The annual Disability Retirement Benefit shall


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 23

          be equal to the benefit calculated under Section 5.1. Unless the Participant elects otherwise, the Disability Retirement Benefit shall be paid as a Life Annuity, if the Participant is not married, or as a fifty percent (50%) spouse joint-annuity form of benefit, if the Participant is married, or under an optional form elected by the Participant in accordance with Section 5.4.

          The Disability Retirement Benefit shall be paid each month the Participant lives until he recovers or no longer satisfies the applicable definition of Disability, or until the death of the Participant or the Participant's spouse, depending on the form of benefit chosen.

     (b) In no event shall a Participant receive a Disability Income Benefit under Sections 7.2 or 7.3 while also receiving a Disability Retirement Benefit under this Section 7.5. In the event a Participant has satisfied the eligibility requirements for both a Disability Income Benefit under Section 7.2 or 7.3 and a Disability Retirement Benefit under this Section 7.5 the Participant may elect (i) to receive the income benefit described in Section 7.2 or 7.3 until he attains age 65 (or such later date as provided in Section 7.4(b)) at which time his benefit shall be converted to a retirement benefit in accordance with
          Section 5.1, or (ii) to commence receipt of the benefit described in
          Section 7.5(a).


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INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 24

                                  ARTICLE VIII
                            TERMINATION OF EMPLOYMENT

Section 8.1: Upon the termination of a Participant's employment before completion of five (5) years of Credited Service, such Participant shall cease to be a Participant and shall not be entitled to receive any benefits under this Plan.

Section 8.2: If employment is terminated after completion of five (5) years of Credited Service and before the attainment of age fifty-five (55), a Participant is entitled to a pension calculated as in Section 5.1 based on Credited Service to termination date and in the event of the terminated Participant's death prior to the commencement of such benefits, his spouse, if any, shall be entitled to the survivor pension calculated as in Section 6.1. Payments begin at age sixty-five (65), or, at the Participant's election, payments may start as early as age fifty-five (55). Payments to a surviving spouse begin when the Participant would have attained age sixty-five (65), or, at the surviving spouse's election, payments may start as early as when the Participant would have attained age fifty-five (55). In the latter cases payments will be the Actuarial Equivalent of the amount payable at Normal Retirement Date.

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 25

                                   ARTICLE IX
                                    FINANCING

Section 9.1 Employee contributions: No Participant shall be required to make contributions under the Plan. No voluntary contributions will be accepted.

Section 9.2 Company Contributions: The Company shall provide for the entire cost of the Plan in a manner determined by the Company.

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 26

                                    ARTICLE X
                            AMENDMENT OR TERMINATION

Section 10.1: The Company reserves the right to change, modify or discontinue the Plan at any time. Such change, modification or discontinuance shall not affect the Plan's obligation to pay benefits previously accrued.

Section 10.2: In the event that the Plan should be so discontinued, the Committee shall determine the amount of benefits attributable under the Plan to the date of discontinuance. Actual payment of any benefits, including payments to Participants already retired, however, shall be subject to approval of the Committee as provided in Article III.

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 27

                                   ARTICLE XI
                             ADMINISTRATION OF PLAN

Section 11.1 Appointment of Committee: The Chairman of the Board shall appoint a Committee of no less than three (3) members, one (1) of whom shall be designated by the Chairman of the Board as Chairman. Members of this Committee may be directors, officers or Employees of the Company or another Employer. All members of the Committee shall serve at the pleasure of the Chairman of the Board. Vacancies on the Committee, arising for any reason whatsoever, shall be filled by the Chairman of the Board. Any member of the Committee may resign of his own accord by delivering his written resignation to the Chairman of the Board.

Section 11.2 Organization and Operation of Committee: In the Chairman of the Committee's absence, those present will choose one (1) of their number to act as Chairman. The Committee shall act by the majority of members then in office at all meetings and may set up a procedure to act upon matters by vote in writing without a meeting. The Committee, by unanimous written consent, may authorize one (1) or more of its members to sign directions, communications and to execute documents on behalf of the Committee.

Section 11.3 Powers of Committee: The Committee shall administer the Plan and is authorized to make such rules and regulations as it may deem necessary and proper to carry out the provisions of the Plan and to designate actuaries, attorneys, accountants and such other persons as it shall deem necessary or desirable in the administration of the Plan. The Committee shall consider any question arising in the administration, interpretation and application of the Plan, and its

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 28

determination on said question shall be conclusive and binding on all persons.

Section 11.4 Actuarial Calculations: The Committee shall adopt from time to time actuarial methodology, assumptions, and factors to be used in administering the Plan. The Committee shall determine from time to time the per centum rate of interest to be used as the basis for any actuarial calculations, or for calculation of the forms of payment authorized by the Committee under Article V.

Section 11.5 Accounts and Reports: The Committee shall maintain records showing the fiscal operations of the Plan, and shall keep in convenient form such data as may be necessary for actuarial valuations of the liabilities of the Plan, or calculation of benefit entitlements of Participants.

Section 11.6 Expenses of Committee: All reasonable expenses of the Committee shall be paid by the Company, but no compensation will be paid to any Committee member for serving on the Committee. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees for actuarial and legal counsel, accounting and clerical services, and other costs of administering the Plan.

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 29

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

Section 12.1 Subsidiaries: All subsidiaries or affiliates of the Company are designated as an Employer. In the event that a subsidiary or affiliate has ceased to be an Employer, the Committee shall reserve the right to determine the Plan's liability for each Participant who is an Employee of such former subsidiary or affiliate.

Section 12.2 Limitation of Responsibility: Neither the establishment of this Plan or any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Committee, except as herein provided; and in no event shall the terms of employment of any Participant be modified or in any way affected thereby.

Section 12.3 Restrictions on Alienation and Assignment: The right of any Participant or any other person to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation or assignment.

Section 12.4 Authority of Officers of the Company: Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunder duly authorized by its Board of Directors.

Section 12.5 Laws of Michigan to Control: The validity and effect of this Plan and the rights and obligations of all parties hereto and of all other persons affected thereby shall

INTERNATIONAL RETIREMENT PLAN -- RESTATED
PAGE 30

be construed and determined in accordance with the laws of the State of Michigan, except that by reason of the company being a Delaware Corporation, the laws of Delaware control its powers and those of its Directors. In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provision hereof, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.


     IN WITNESS WHEREOF, the Kellogg Company has caused its corporate seal to be affixed and has caused its name to be signed hereby by its Chairman, pursuant to
due authority of its Board of Directors this           day of              ,
                                            -----------      -------------- ---.


                                                       KELLOGG COMPANY


                                                       -----------------------
                                                       By: Chairman

ATTEST:


----------------------